Exhibit 10.2
August 15, 2010
Mr. Lorenzo Lamadrid
Re: Extension of Consulting Agreement
Dear Lorenzo:
This letter relates to your consulting agreement with us dated May 30, 2006. The term of the consulting agreement, as specified in paragraph 1 thereof, expired on July 31, 2010. By execution of this letter, you acknowledge and agree that the term of the consulting agreement shall be extended to December 31, 2013. This letter does not affect any other terms of your consulting agreement, except that the address for notice to us in paragraph 7 of your consulting agreement is updated to Three Riverway, Suite 300, Houston, Texas 77056, Attention: Chief Executive Officer, telephone: 713-579-0600, facsimile: 713-579-0610. If you have any questions regarding this matter, please let me know.

SYNTHESIS ENERGY SYSTEMS, INC.

/s/ Robert Rigdon

Robert Rigdon
President and Chief Executive Officer
ACKNOWLEDGED AND AGREED
as of August 15, 2010

/s/ Lorenzo Lamadrid
Lorenzo Lamadrid